Exhibit 23.1

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

To the Board of Directors
Inyx, Inc.

We consent to the inclusion in Amendment Number 7 to the Registration Statement on Form SB-2/A of Inyx, Inc. (filed on April 27, 2005) of our report, dated December 28, 2004 on our audit of the statements of operations, changes in stockholders’ equity (deficit) and cash flows of Miza Pharmaceuticals (UK) Ltd. (the predecessor to Inyx, Inc.) for the period from January 1, 2003 through March 6, 2003, as filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

/s/ Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
April 27, 2005

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

To the Board of Directors
Inyx, Inc.

We consent to the inclusion in Amendment Number 7 to the Registration Statement on Form SB-2/A of Inyx, Inc. (filed on April 27, 2005) of our report, dated April 12, 2005, on our audit of the consolidated financial statements of Inyx, Inc., formerly known as Doblique, Inc., as of December 31, 2004, as filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

/s/ Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
April 27, 2005